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                                                                     EXHIBIT 5.1

                             GIBSON, DUNN & CRUTCHER
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                            Telephone: (213) 229-7000
                           Telecopier: (213) 229-7520

                                  June 11, 1999


(213) 229-7000                                                     C 62416-00001

MiniMed Inc.
12744 San Fernando Road
Sylmar, California  91342

Ladies and Gentlemen:

      We have acted as counsel to MiniMed Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), for the sale in an underwritten public offering of up to 2,000,000 shares of the Common Stock, $0.01 par value (the "Common Stock") of the Company (the "Company Shares"), and up to 250,000 shares of Common Stock issued to a selling stockholder (the "Outstanding Shares") of the Company and up to 337,500 shares of Common Stock subject to the underwriters' over-allotment option (the "Option Shares"). This opinion is delivered to you in connection with the Registration Statement on Form S-3 for the aforementioned sales.

      In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

      Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, (i) the Company Shares and the Option Shares have been duly authorized and will, upon sale and delivery


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MiniMed Inc.
June 11, 1999
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thereof and receipt by the Company of full payment therefor as set forth in the
Registration Statement, be validly issued, fully paid and nonassessable; and
(ii) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

      The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    GIBSON, DUNN & CRUTCHER LLP

RJS/HJH/SKH